Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-237907 on Form F-1 of our report dated March 31, 2021 relating to the financial statements of Altamira Therapeutics Ltd. (formerly Auris Medical Holding Ltd.), appearing in the Annual Report on Form 20-F of Altamira Therapeutics Ltd. for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Deloitte AG

/s/ Roland Mueller	/s/ Adrian Kaeppeli

Zurich, Switzerland
November 15, 2021